Exhibit 4.2
This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Indenture.
Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
DOVER CORPORATION
4.875% Notes due October 15, 2015
CUSIP: 260003 AE 8

No. R-1	$300,000,000
Dover Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Three Hundred Million Dollars ($300,000,000) on October 15, 2015 and to pay interest thereon from October 15, 2005 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 in each year, commencing April 15, 2006, at the rate of 4.875% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Series Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
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     Unless the certificate of authentication hereon has been executed by the Series Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     In Witness Whereof, the Company has caused this instrument to be duly executed under its corporate seal.
Dated: October 13, 2005

DOVER CORPORATION

		By:	/s/ Raymond T. McKay

Name: Raymond T. McKay
Title: Vice President, Controller

Attest:	/s/ Ambika Sharma

Series Trustee’s Certificate of Authentication
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Series Trustee

By:	/s/ Remo J. Reale

Authorized Signatory

[Reverse of Security]
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture (the “Base Indenture”), dated as of February 8, 2001, between the Company and J.P. Morgan Trust Company, National Association (formerly known as Bank One Trust Company, N.A.), as Trustee (herein called the “Original Trustee”), which term includes any successor trustee, as supplemented by the First Supplemental Indenture, dated as of October 13, 2005, among the Company, the Original Trustee and The Bank of New York, a New York banking corporation, as Series Trustee (herein called the “Series Trustee”, which term includes any successor trustee, and, together with the Original Trustee, the “Trustees”; the Base Indenture as so supplemented, herein called the “Indenture”, which term shall have the meaning assigned to it in the Base Indenture). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustees and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof initially limited in aggregate principal amount to $300,000,000.
     The Securities of this series are subject to redemption upon not less than 30 days’ and not more than 60 days’ notice by mail, at any time, as a whole or in part, at the election of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities then outstanding to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 12.5 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.
     “Treasury Rate” means, with respect to any redemption date: (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue

(expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. The treasury rate will be calculated on the third business day preceding the date fixed for redemption.
     “Comparable Treasury Issue” means the U.S. Treasury security selected by an independent investment banker as having a maturity comparable to the remaining term (“remaining life”) of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.
     “Comparable Treasury Price” means (1) the average of the reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the independent investment banker obtains fewer than four such reference treasury dealer quotations, the average of all such quotations.
     “Independent Investment Banker” means either J.P. Morgan Securities Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc., Greenwich Capital Markets, Inc. or Wachovia Capital Markets, LLC, as specified by the Company, or, if these firms are unwilling or unable to select the comparable treasury issue, an independent investment banking institution of national standing appointed by the Company.
     “Reference Treasury Dealer” means (1) J.P. Morgan Securities Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc., Greenwich Capital Markets, Inc., and at least one other primary U.S. Government securities dealer in New York City selected by Wachovia Capital Markets, LLC, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Company after consultation with the independent investment banker.
     “Reference Treasury Dealer Quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the independent investment banker, of the bid and ask prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the independent investment banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and either or both of the Trustees, as the case may be, with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Series Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Series Trustee to institute proceedings in respect of such Event of Default as Series Trustee and offered the Series Trustee reasonable indemnity, and the Series Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustees and any agent of the Company or the Original Trustee or the Series Trustee, as the case may be, may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustees nor any such agent shall be affected by notice to the contrary.
     All terms used in this Security which are defined in the Indenture but not herein shall have the meanings assigned to them in the Indenture.

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